UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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Form 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 11, 2005

PENNICHUCK CORPORATION (Exact name of registrant as specified in its charter)

NEW HAMPSHIRE (State or other jurisdiction of incorporation)	0-18552 (Commission File Number)	02-0177370 (IRS Employer Identification Number)

25 Manchester Street, Merrimack, New Hampshire 03054 (Address of principal executive offices, including Zip Code)

(603) 882-5191 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 - Entry into a Material Definitive Agreement Overview

On January 11, 2005, Pennichuck Corporation ("Guarantor") executed and delivered a Guaranty Agreement dated as of January 1, 2005 ("Guaranty Agreement") with respect to the obligations of its wholly-owned subsidiary, Pennichuck East Utility, Inc. ("Borrower"), pursuant to a Loan and Trust Agreement ("Agreement") among the Borrower, the Business Finance Authority of the State of New Hampshire ("Authority") and Banknorth, National Association, as Trustee ("Trustee"). In connection with the Agreement, the Authority issued its Water Facility Revenue Bonds (Pennichuck East Utility, Inc. Project) Series 2005D in the aggregate principal amount of $1,170,000 ("Bonds"). Principal of the Bonds is payable at maturity on January 1, 2025. The Bonds are subject to optional and mandatory redemption or purchase prior to maturity as set forth in the Agreement.

The Bonds are secured by a pledge of the revenues of the Borrower pursuant to the Agreement. The obligations of the Borrower to make payments under the Agreement are absolute and unconditional. Under the Agreement, the Borrower is required to make loan payments in amounts sufficient to pay the principal of and interest on the Bonds when due, and to make certain other payments. Payment of the principal, premium, if any, and interest on the Bonds is absolutely and unconditionally guaranteed by the Guarantor pursuant to the Guaranty Agreement. Payment of the principal of and interest on the Bonds when due is insured by a financial guaranty insurance policy issued by Ambac Assurance Corporation simultaneously with the delivery of the Bonds.

The Bonds and the interest thereon do not constitute a debt, liability or obligation of the State of New Hampshire or any political subdivision thereof. Neither the faith and credit nor the taxing power of the State or any political subdivision thereof is pledged to the payment of the principal of, premium, if any, or interest on the Bonds.

The Borrower

The Borrower is a public utility corporation organized under the laws of the State of New Hampshire for the purpose of engaging in business as a private water company providing service in its various municipalities in the State of New Hampshire. The proceeds of the Bonds will be used by the Borrower, together with certain other funds of the Borrower, to finance the costs of certain water facilities owned and operated by the Borrower ("Project"). The Project consists of the acquisition, construction, installation and equipping of a one million gallon water storage tank and related improvements to serve the Town on Litchfield, New Hampshire; the estimated cost of the Project is approximately $1,150,000. The facilities constituting the Project are not mortgaged, pledged or otherwise encumbered as security for the Bonds.

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The Guaranty Agreement

Under the Guaranty Agreement, the Guarantor absolutely and unconditionally guarantees to the Trustee for the benefit of the owners of the Bonds (a) the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise in accordance with the terms of the Agreement, of any and all present and future debts, liabilities and obligations owed by the Borrower to the Trustee evidenced by or arising out of the Agreement and any and all extensions, renewals, modifications, supplements or amendments thereto or thereof and any related agreements (the "Indebtedness"), and (b) the full and timely performance by the Borrower of all of its obligations under the Agreement. No act or thing need occur to establish the liability of the Guarantor under the Guaranty Agreement, and no act or thing, except full payment and discharge of all Indebtedness, in any way exonerates the Guarantor under the Guaranty Agreement or modifies, reduces, limits or releases the liability of the Guarantor under the Guaranty Agreement. The Guaranty Agreement is an absolute, unconditional and continuing guaranty of payment of the Indebtedness. The dissolution or adjudication of bankruptcy of the Guarantor shall not revoke the Guaranty.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2005	PENNICHUCK CORPORATION

(Registrant)

/s/ Charles J. Staab

Charles J. Staab, Vice President, Treasurer and Chief Financial Officer

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